Exhibit 10.34


                        AGREEMENT TO FORM A JOINT VENTURE
                         BY AND BETWEEN COMPOSITECH LTD.
                                       AND
              FIDELITY VENTURE CAPITAL CORP. AND FIDELITY INVESTORS

     Agreement effective February 9, 1998 by and between COMPOSITECH LTD. (hereinafter referred to as "CTL"), having a place of business at 120 Ricefield Lane, Hauppauge, New York 11788-2008, U.S.A.; and Fidelity Venture Capital Corp. and Fidelity's Investors (hereinafter referred to as "Fidelity") having a place of business at 5th Fl., No. 143, Sec.2, Min-Sheng East Road, Taipei, Taiwan, Republic of China ("R.O.C.").

WHEREAS, CTL and Fidelity have expressed interest in forming a joint venture in R.O.C. for the purpose of the establishment in R.O.C. of a factory to produce copper-clad laminates using the patented CTL process and equipment (the "Equipment"); and

WHEREAS, the parties wish to record their agreement to form a company to be established for such purposes;

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                                    FORMATION

1.1 General. CTL and Fidelity (hereafter referred to collectively as the "Partners") hereby agree to form jointly a limited liability company pursuant to the laws of R.O.C. (hereafter referred to as the "Company"). The Company shall carry out its activities in accordance with R.O.C. law, this Agreement and its Articles of incorporation and By-Laws. The Company shall commence its operations from the date of its official registration as a legal entity within R.O.C.

1.2 Offices. The initial principal office of the Company shall be at 5th fl., No. 143, Sec. 2, Min-Sheng East Road, Taipei, R.O.C. The name of the Company in Chinese, ________________________________and in English, Compositech Taiwan, or Composite Technologies, Inc. The Company shall be authorized to open such other offices within and outside of R.O.C. as its management, consistent with the By-Laws of the Company, shall decide.

1.3 Share Capital. The Share Capital of the Company shall consist of 64,000,000 common shares fully paid. The value of each share shall be NT$10. All capital investment must be made in NT$ or in technology.

1.4 Ownership Interests. In exchange for the capital contributions or contributions in kind to the Company, as set out in the foregoing paragraph, the Partners shall receive common stock reflecting, on a fully diluted basis, the percentages below:

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          i. 10.5% by CTL of which 8.0% is Technical shares and 2.5% is to be obtained as an investment by CTL in Compositech Taiwan for the sum of US$500,000 (NT$16 million). The investment is to be made within 30 days of the approval of the license of the Joint Venture by the Hsin-Chiu Science Base Industrial Park and shall be based upon the total capitalization equity of US$20 million (NT$ 640 million) of Compositech Taiwan.

          ii. 2.0% by Fidelity Venture Capital and its affiliates as founder shares in the Joint Venture.

          iii. 87.5% owned by Fidelity's Investors.

The cash capital contribution of the Partner (s), other than CTL's 2.5% cash capital contribution, to the Joint Venture shall equal 97.5% of the cash capital requirement of the Joint Venture.

1.5 Investment in CTL by Joint Venture. Investment in CTL by the Joint Venture in the sum of US$2.0 million worth of CTL common shares of stock shall be priced at the weighted average closing price for the 30 day period prior to the signing of this Joint Venture Agreement as follows:

          i. US$1.0 million at the signing of this Joint Venture Agreement which shall take place on or before February 15, 1998.

          ii. US$1.0 million within 30 days of the approval of the license of the Joint Venture by Hsin-Chiu Science Base Industrial Park.

1.6 Long Term Debt. All long term debt shall be provided by one or more financial institutions.

1.7 Modification of Capital Structure. Any decision to increase, decrease or otherwise modify the terms of the share capital of the Company shall be made by the Board Directors of the Company and shall be approved by the shareholder's meeting of the Company.

1.8 Authorized Funds and Reserves. The Company shall maintain such funds and reserve accounts as may be prescribed from time to time by R.O.C. law and and the Company's lenders.

1.9 Duration of Joint Venture. The Joint Venture shall remain in force until the Partners agree to sell or liquidate their assets. In the event of bankruptcy, dissolution, insolvency or other form of liquidation, the Partners shall negotiate in good faith to establish a fair market value for the Joint Venture and to arrange for its disposition for the benefit of their shareholders.

1.10 Non-Transferability of Interests. Neither Partner shall sell, pledge and otherwise transfer any right to his interest in the Company to any third party

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without the consent of the other Partner, which consent shall not be unreasonably withheld.

1. 11 Mutual Responsibilities. Pending the start of operations of the Company, the Partners shall divide among themselves the following responsibilities:

Fidelity shall take primary responsibility for:

(a) obtain all necessary R.O.C. government approvals for the formation and operation of the Company and the execution by the Company of the various agreements relating to this transaction;

(b) provide the building in which to house the manufacturing and administrative operations, and preparing the same for all utilities, including electrical, air, water, fuel, sewerage and others from outside the plant to the locations on the plant floor where such utilities are to be hooked up to the Equipment to be purchased from CTL; and

(c) arrange for any necessary financing.

CTL shall take primary responsibility for:

(a) delivering the technical information relating to the Equipment necessary for Fidelity to plan the plant building and to arrange necessary hook-ups; and

(b) coordinating the supplying, installing (with the assistance of Fidelity) and commissioning of the Equipment and transfer of related technical know-how.

                                   ARTICLE II
                                    PURPOSES

2.1 Business Purposes. The Company shall have as its main business purposes:

(a) the production and marketing of copper-clad laminates bearing the trademark CL 200+;

(b) the research and development of copper-clad laminates including general production methods and applications, consistent with the Company's maintenance of a strong competitive position within the R.O.C.;

(c) such other and incidental business as the Partners shall unanimously determine are related to the foregoing business; and

(d) the regular earning of profits and the distribution of such profits to the Partners.

(e) the Joint Venture shall have the option to participate in future joint ventures in the Asia-Pacific region inclucing countries such as Japan, China (including


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Hong Kong), Korea and Singapore subject to the approval of the leading joint venture party in these countries.

2.2 Powers of the Company. The Company shall have the right, in its own name, to:

(a) enter into agreements;

(b) purchase, own, sell or lease real and personal property, as well as intangible rights;

(c) borrow funds in convertible and domestic currency:

(d) be a plaintiff and defendant in judicial or arbitration forums within or outside of R.O.C.;

(e) conduct such export operations as its Partners deem necessary or appropriate for its economic activities, including through one or more of its Partners; and

(f) employ and discharge domestic and foreign employees.

                                   ARTICLE III
                                    DIVIDENDS

3.1 Dividends. Dividends shall be paid to the Partners, according to their share of the Company, from the net earnings of the Company and in accordance with the direction of the Board of Directors and with the approval of shareholder's meeting.

                                   ARTICLE IV
                       GOVERNANCE: MAINTENANCE OF RECORDS

4.1 Governing Bodies. The Company shall have as permanent governing bodies a Board of Directors, Executive Committee of the Board of Directors and an Audit Committee. The rules governing the election of members to these bodies, and the convening and conduct of their meetings, shall be set forth in the By-Laws of the Company.

CTL shall be entitled to nominate at least one voting member to the Board of Directors and each committee thereof, which nomination(s) is hereby confirmed and accepted by Fidelity.

4.2 Maintenance of Financial Records. The Company shall maintain its books in such a manner as is required by R.O.C. law for tax and accounting purposes, as well as by the providers of any equity or debt financing for the Company. In addition, the Company shall prepare on a quarterly basis income and cash flow statements and balance sheets, in accordance with generally accepted


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accounting principles of the United States. Either Partner (including through their professional advisors) shall have the right, at any time, to review all the books and records of the Company.

4.3 Reporting. The Company shall prepare and provide each of the Partners with a written report (in English and Chinese languages) on the operations and finances of the Company's activities each quarter.

                                    ARTICLE V
                                 CONFIDENTIALITY

5.1 Confidentiality. Each of the Partners will strictly maintain the confidentiality of the technical, financial, commercial and other information received from the other Partner and from the Company, allowing officers and/or employees access to any such information only on a need-to-know basis and only if such persons are under written and binding confidentiality obligations satisfactory to both parties. Fidelity agrees to be bound by Article IX of the Patent, Information and Trademark Agreement (Exhibit A) (the "Patent Agreement") as if a party thereto and as if the "Licensee", as defined therein.

                                   ARTICLE VI
                               DISPUTE RESOLUTIONS

6.1 Arbitration. In the event of any dispute between the parties relating to this Agreement, including its scope or validity, they shall first try to resolve the matter through good faith negotiation and, if a resolution cannot be achieved in that manner, then it shall be submitted to binding arbitration in Geneva, Switzerland (or such other place as the parties may agree to) under the applicable rules of the American Arbitration Association. The arbitration shall be by a single arbitrator selected in accordance with the procedures of the American Arbitration Association but who shall be technically grounded and whose experience and training shall enable him or her to readily comprehend the technical aspects of the issues to be decided. At the request of either party, the arbitrator may permit discovery of documents and things as provided in the Federal Rules of Civil Procedure of the United States. The costs of the arbitration shall be shared equally by both parties but the arbitrator shall award costs, including the amount paid to the arbitrator but excluding attorney's fees, to the prevailing party.

6.2 Arbitrator's Award. The arbitrator's award may be enforced in any court of competent jurisdiction, and the parties hereby submit themselves to the jurisdiction of the federal or state court within the State of New York for that purpose.

6.3. Emergency Relief. Notwithstanding the provisions of Sections 6.1 and 6.2, in the event either party requires emergency relief to protect the value or confidentiality of its Information (as defined in the Patent Agreement), it may seek the same in any federal or state court sitting in the State of New York, and both parties agree to and hereby submit to the jurisdiction of any such court for


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that purpose and agree further that service of process to initiate such action may be made (and shall be sufficient if so made) by certified or registered mail, with return receipt.

                                   ARTICLE VII
                                  MISCELLANEOUS

7.1 Limited Liability. Neither of the Partners shall liable to the other Partner, the Company or to any third party for any obligation of such other Partners or Company.

7.2 Other Business. Either Partner may engage in business with the Company, provided it does so with the consent of the other Partner.

7.3 Waiver of Compliance. The failure of any party to this Agreement to object to or take steps to remedy any one or more failures to perform any of the terms, covenants or conditions of this Agreement or to exercise any right hereunder shall not be construed as a waiver of or relinquishment of the future performance of any such terms, covenants or conditions or the future exercise of such right, or of the performance of any other term, covenant or condition of this Agreement, but the obligations of the respective parties with respect to such future performance shall continue in full force and effect.

7.4 Severability.o In the event that any one or more of the provisions of this Agreement shall for any reason be held to be void, invalid, illegal or unenforceable in any respect, such holding shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such void, invalid, illegal or unenforceable provision had never been contained herein.

7.5 Changes or Modifications. No representation or statement made on behalf of either party shall in any way change or modify the terms or conditions contained herein unless made in a writing signed by the party to be charged.

7.6 Amendments and Assignments, This Agreement may be modified, and the rights and/or obligations hereunder may be assigned to any other party, only by written document signed by all the parties, provided that any Partner may assign its rights and obligations hereunder to any other Company under common management and control of such Partner.

7.7 Entire Agreement. The Patent, Information and Trademark Agreement (Exhibit
A) attached to this Agreement shall form and be read as integral parts of this Agreement. Together with this Agreement, they form the entire agreement between the parties, and supersede all prior written and oral understandings, conditions or warranties between the parties on the subjects covered by such agreements.

7.8 Governing Law and Language. This agreement shall be constructed in accordance with R.O.C. law. It shall be executed in four originals.



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7.9 Headings. The headings of the Articles and sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

7.10 Effectiveness. This agreement shall come into full force and effect upon the approval of it by the Board of Directors of the Partners, subject to any necessary governmental approvals

7.ll Notices. All notices, requests, demands and other communications required or permitted hereunder shall be writing and shall be deemed to have been duly given if delivered by hand, telecopied (with receipt confirmed), by overnight courier service or mailed, by certified or registered mail:

(a)   If to CTL,  to:

         Compositech Ltd.
         120 Ricefield Lane
         Hauppauge, New York 11788-2008
         Attn:  Mr. Fred Klimpl

or to such other person or address as CTL shall furnish to Fidelity in writing.

(b)   to Fidelity, to:
         Fidelity Venture Capital Corp
         5th Fl., No. 143, Sec 2, Min-Sheng E. Road
         Taipei, Taiwan, R.O.C.
         Attn:  Dr. Cheng-Ming Lee

         or to such other person or address as Fidelity shall furnish to CTL in writing.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                            COMPOSITECH LTD.

                                            BY:_______________________
                                            Name: Fred E. Klimpl
                                            Title:  President


                                            FIDELITY VENTURE CAPITAL CORP.
                                            FIDELITY'S INVESTORS

                                            BY:_________________________
                                            Name: Dr. Cheng-Ming Lee
                                            Title:  President


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